                                                  Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                           -------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  CIPRICO INC.
           (Exact Name of Registrant as Specified in its Charter)
                           -----------------------

           DELAWARE                                      41-1749708
     (State or Other Juris-                          (I.R.S. Employer
     diction of Incorporation                      Identification Number)
         or Organization)

                               2800 CAMPUS DRIVE
                           PLYMOUTH, MINNESOTA 55441
              (Address of Principal Executive Office and Zip Code)
                   ------------------------------------------


                 CIPRICO INC. 1994 INCENTIVE STOCK OPTION PLAN
                            (Full Title of the Plan)


                                 Robert H. Kill
                     President and Chief Executive Officer
                                  Ciprico Inc.
                               2800 Campus Drive
                           Plymouth, Minnesota  55441
                                 (612) 473-6262
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                               Timothy M. Heaney
                            Fredrikson & Byron, P.A.
                           1100 International Centre
                         Minneapolis, Minnesota  55402
                   ------------------------------------------


                                        CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                                                         Proposed
                                               Proposed Maximum           Maximum
  Title of Securities      Amount to be         Offering Price           Aggregate             Amount of
   to be Registered        Registered(1)         Per Share(2)        Offering Price(2)     Registration Fee
- -------------------------------------------------------------------------------------------------------------
  Options to Purchase
  Common Stock under
       the Plan             Indefinite              $ 0.00                $ 0.00                $ 0.00

     Common Stock
     issuable upon
  exercise of options
  granted under the
         Plan             375,000 shares            $19.125             $7,171,875             $2,473.00
                                                                                               ---------

        TOTAL:                                                                                 $2,473.00
=============================================================================================================


(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant's Common Stock on April 23, 1996.


================================================================================

  The purpose of this Registration Statement is to register additional shares for issuance under the Registrant's 1994 Incentive Stock Option Plan. The contents of the Registrant's Registration Statement on Form S-8, Reg. No. 33-78116, are incorporated herein by reference.



                                   SIGNATURES

  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth and State of Minnesota, on the 26th day of April, 1996.


                                     CIPRICO INC.
                                     (the "Registrant")



                                     By /s/ Robert H. Kill
                                        ------------------------------------
                                        Robert H. Kill, President
                                        and Chief Executive Officer



   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                             (Power of Attorney)

  Each of the undersigned constitutes and appoints ROBERT H. KILL and CORY J. MILLER his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Ciprico Inc. relating to the Company's 1994 Incentive Stock Option Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying





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

and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Signature                                  Title                      Date
            ---------                                  -----                      ----
/s/ Robert H. Kill                        President, Chief Executive         April 26, 1996
- ----------------------                    Officer and Director (principal
Robert H. Kill                            executive officer)


/s/ Cory J. Miller                        Vice President of Finance,         April 26, 1996
- ----------------------                    Chief Financial Officer and
Cory J. Miller                            Secretary (principal financial
                                          and accounting officer)


/s/ Gary L. Deaner                        Director                           April 26, 1996
- ----------------------
Gary L. Deaner


/s/ Peyton Gannaway                       Director                           April 26, 1996
- --------------------
Peyton Gannaway


/s/ Donald H. Soukup                      Director                           April 26, 1996
- ----------------------
Donald H. Soukup


/s/ Ronald B. Thomas                      Director                           April 26, 1996
- ----------------------
Ronald B. Thomas


/s/ William N. Wray                       Director                           April 26, 1996
- --------------------
William N. Wray

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549




             ______________________________________________________

                                  CIPRICO INC.
             ______________________________________________________


                        Form S-8 Registration Statement


             ______________________________________________________

                            E X H I B I T  I N D E X
             ______________________________________________________



Number        Exhibit Description
- ------   ----------------------------

 5       Opinion and Consent of counsel re securities under the Plan
23.1     Consent of counsel (See Exhibit 5)
23.2     Consent of independent accountants
24       Power of attorney
